                                                                 EXHIBIT 3.16(e)

                                                                       3208  971
                                                                        12-27-89

                            CHANGE OF RESIDENT AGENT
                                       OF
                              EDENTON MOTORS, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 27, 1989 AT 11:45 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                               ------------------

    ORGANIZATION AND               RECORDING                     SPECIAL
CAPITALIZATION FEE PAID            FEE PAID                     FEE PAID

$                              $     10.00              $
 ----------------------        ------------------       -----------------------

                               ------------------
                                    D1792753

TO THE CLERK OF THE COURT OF BALTIMORE COUNTY

      IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                              RETURN TO:
                              PHH CORPORATION
                              11333 MCCORMICK RD.
                              HUNT VALLEY MD 21031

                                                                     141C3032425

                                                                        A 316735

RECORDED IN THE RECORDS OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND IN [ILLEGIBLE]

[SEAL]

[STAMP ILLEGIBLE]

The Board of Directors of Edenton Motors, Inc., a corporation organized in the State of Maryland on December 15, 1989 duly approved the following resolutions:

      RESOLVED: That the Corporation in the State of Maryland be and he from JOHN T. CONNOR, JR., whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, and who is a resident of the State of Maryland.

      RESOLVED: That the proper officers of the Corporation be and they are hereby authorized and directed for and on behalf of the Corporation to file an appropriate certified copy of this resolution with the State Department of Assessments and Taxation of Maryland and to do and perform any and all other necessary and proper acts incident thereto.

I, Samuel H. Wright, Secretary certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolutions are true in all material respects.

                                             /s/ Samuel H. Wright
                                            ----------------------
                                               Samuel H. Wright

                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                          AND TAXATION

                                                      APPROVED FOR RECORD

                                                     12-27-89 at 11:45 a.m.